EXHIBIT 21.01

CADENCE DESIGN SYSTEMS, INC.
SUBSIDIARIES OF THE REGISTRANT

     The Registrant's subsidiaries as of January 1, 2023 and the state or country in which each is incorporated or organized are as follows:

Applied Wave Research Limited	United Kingdom
AWR Japan KK	Japan
AWR LLC	Delaware, U.S.A.
Beijing Cadence Information Technology Co., Ltd.	People's Republic of China
Cadence Design (Israel) II, Ltd.	Israel
Cadence Design Systems (Canada) Ltd.	Canada
Cadence Design Systems (Cyprus) Limited	Cyprus
Cadence Design Systems (Finland) Oy	Finland
Cadence Design Systems (India) Private Limited	India
Cadence Design Systems (Ireland) Limited	Ireland
Cadence Design Systems (Israel) Ltd.	Israel
Cadence Design Systems (Japan) B.V.	The Netherlands
Cadence Design Systems (S) Pte Ltd.	Singapore
Cadence Design Systems (Sales) India Private Limited	India
Cadence Design Systems A.B.	Sweden
Cadence Design Systems B.V.	The Netherlands
Cadence Design Systems Belgium SA	Belgium
Cadence Design Systems do Brasil Microeletronica Ltda.	Brazil
Cadence Design Systems GmbH	Germany
Cadence Design Systems I B.V.	The Netherlands
Cadence Design Systems Kft.	Hungary
Cadence Design Systems Limited	United Kingdom
Cadence Design Systems LLC	Russia
Cadence Design Systems Malaysia Sdn. Bhd.	Malaysia
Cadence Design Systems Management (Shanghai) Co., Ltd.	People's Republic of China
Cadence Design Systems S.A.S.	France
Cadence Design Systems S.r.l.	Italy
Cadence Design Systems Vietnam Company Limited	Vietnam
Cadence Global Holdings, Inc.	Delaware, U.S.A.
Cadence Group Unlimited Company	Ireland
Cadence International Ltd.	Ireland
Cadence Korea Ltd.	The Republic of Korea
Cadence Taiwan, Inc.	Republic of China (Taiwan)
Cadence Technology Limited	Ireland
Cadence U.S., Inc.	Delaware, U.S.A.
Cascade Technologies, LLC	Delaware, U.S.A.
Castlewilder Global Unlimited Company	Ireland
Castlewilder Unlimited Company	Ireland
coupledNumerics GmbH	Switzerland
CréVinn Teoranta	Ireland
Denali Software Kabushiki Kaisha	Japan
Denali Software, LLC	California, U.S.A.

FFG Holdings Limited	United Kingdom
Future Facilities Incorporated	California, U.S.A.
Future Facilities KK	Japan
Future Facilities Limited	United Kingdom
Jasper Holdings Ltd.	Cayman Islands
Nanjing Kai Ding Electronics Technology Co., Ltd.	People's Republic of China
Numeca (Beijing) Software Limited	People's Republic of China
Numeca USA, Inc.	Arizona, U.S.A.
Numeca-HK Limited	Hong Kong
NUMECA-Japan Co., Ltd.	Japan
NUMFLO SA	Belgium
OpenEye Japan KK	Japan
OpenEye Scientific Software Deutschland GmbH	Germany
OpenEye Scientific Software, Inc.	Delaware, U.S.A.
Pointwise, Inc.	Texas, U.S.A.
Rocketick Inc.	Delaware, U.S.A.
Shanghai Cadence Electronics Technology Co., Ltd.	People's Republic of China
Tundra Holdings, Inc.	Delaware, U.S.A.
Verifyter AB	Sweden
Verifyter Inc.	Delaware, U.S.A.
6SIGMADC Limited	United Kingdom